Back to Form 8-K
Exhibit 99.1
CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Amy Knapp
813-865-1284	813-290-6208
gregg.haddad@wellcare.com	amy.knapp@wellcare.com

WELLCARE FILES 2007 ANNUAL REPORT ON FORM 10-K

Tampa, Florida (January 26, 2009) — WellCare Health Plans, Inc. (NYSE: WCG) today filed with the U.S. Securities and Exchange Commission (“SEC”) its Annual Report on Form 10-K for the year ended December 31, 2007 (“2007 10-K”), and its Quarterly Report on Form 10-Q for the period ended September 30, 2007 (together, the “Reports”).  The Reports may be obtained from WellCare’s investor relations web site at http://ir.wellcare.com/ or the SEC web site at http://www.sec.gov/.

In addition to providing financial statements for the year ended December 31, 2007, the 2007 10-K provides restated financial information for the years ended December 31, 2004, 2005, and 2006, including the three-month periods contained therein, and for the three-month periods ended March 31 and June 30, 2007.  As disclosed on July 21, 2008, upon the recommendation of WellCare’s Audit Committee, WellCare’s Board of Directors determined that the Company’s historical consolidated financial statements should be restated to address the recording of inadequate liabilities for anticipated premium refunds under provisions of certain of the Company’s Medicaid managed care agreements.  This decision was based on issues identified in the investigation conducted by the Special Committee of the Board.  The restatement adjustments and the investigation are described in the 2007 10-K.

“We are pleased to be filing our 2007 10-K,” said Charles G. Berg, WellCare’s Executive Chairman.  “We continue to focus on resolution of our reporting and investigation-related issues.”

Following are selected highlights of matters that are discussed in the 2007 10-K.

2007 Operating Results
As of December 31, 2007, WellCare served approximately 2.37 million members, an increase of 5% from 2.26 million members as of December 31, 2006.

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WCG Files 2007 Annual Report on Form 10-K

January 26, 2009

Adjusted net income for the year 2007 was $216.0 million.  Adjusted net income excludes certain items of income and expense that management believes are not indicative of future business trends and operations.  As a result, management believes adjusted net income is a more useful measure for investors than net income determined under generally accepted accounting principles (“GAAP”).  Please refer to the schedule in this news release that provides supplemental information reconciling net income as determined under GAAP to adjusted net income.

Business Environment and Outlook
The Company currently anticipates that its net income for the year ended December 31, 2008, will be materially less than 2007 net income due to a number of factors, including the following:

▪
Medical benefits expense in 2007 was impacted favorably by approximately $92.9 million as a result of the Company’s ability to review substantially complete claims information that became available between the date of the original actuarially determined estimate and the filing date of the 2007 10-K.  However, WellCare anticipates that medical benefits expense and its medical benefits ratio in 2008 will be unfavorably impacted because the Company will not have the off-setting benefit of the prior period development that otherwise would have been recorded in 2008 if WellCare were filing its 2007 10-K timely.

▪
For the year 2008, the Company expects the increase in medical benefits expense to outpace the increase in premium revenue, resulting in a medical benefits ratio that is higher compared to 2007.  The increase is anticipated to result from, among other factors, an increase in the medical benefits ratio for the Company’s Medicare Part D plans; an increase in membership in its Medicare Advantage private fee-for-service plans, which typically experience a medical benefits ratio that exceeds the Company’s historical averages; the high medical benefits ratio associated with its Ohio Aged, Blind, and Disabled program, which the Company exited in August 2008; and the absence of the favorable prior period development that was recorded in 2007, as discussed above.

▪
Investment and other income is anticipated to decrease in 2008 compared to 2007 principally as a result of reduced investment yields available in the market, as well as a decrease in investable assets.

▪
Administrative expenses related to various government and Special Committee investigations, including legal, accounting, and consulting fees, employee retention costs, and similar expenses, which are anticipated to be approximately $103.0 million in 2008 compared to approximately $21.1 million in 2007.

WellCare currently anticipates that the factors described above, along with others discussed in the 2007 10-K, will negatively impact the Company’s net income in 2008 compared to 2007.

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WCG Files 2007 Annual Report on Form 10-K

January 26, 2009

“Like many managed care companies, we are addressing challenges in 2008 and 2009 presented by growing state budget deficits, changing health care regulations, and the deteriorating economic environment,” said Heath Schiesser, President and Chief Executive Officer.  “Nevertheless, we are excited about the many positive developments at WellCare and committed to serving our members, government clients, and providers exceptionally well.”

Status of Government Investigations and Related Litigation
As previously disclosed, certain federal and state enforcement agencies are investigating various matters involving the Company.  In October 2007, WellCare’s Board of Directors formed the Special Committee, which is comprised of independent directors, to, among other things, investigate independently and otherwise assess the facts and circumstances raised in any federal or state regulatory and enforcement inquiries and in any private party proceedings.  The Special  Committee retained the law firm of Davis Polk & Wardwell to advise and assist it in the investigation.  The Special Committee and the Company are cooperating fully with regulators and enforcement officials.  The pending government and Special Committee investigations and related class actions, derivative lawsuits, and whistleblower allegations are described in detail in the 2007 10-K.

As also previously disclosed, the Company is engaged in resolution discussions as to matters under review with the U.S. Attorney’s Office for the Middle District of Florida (the “USAO”), the Civil Division of the U.S. Department of Justice (the “Civil Division”), the Office of Inspector General of the U.S. Department of Health and Human Services (the “OIG”), and the State of Florida.  To date, no resolution in principle has been reached, and the Company cannot provide any assurances regarding the potential outcomes of these matters.  Based on the status of the ongoing discussions, the Company has recorded a liability of $50 million as of December 31, 2007.

Liquidity Position
The Company has a senior secured credit facility that includes a term loan facility with an outstanding balance of $152.8 million as of December 31, 2008.  The facility and loan mature on May 13, 2009.  WellCare is current in its payments on the loan.  However, as previously disclosed, the Company is in default on a number of covenants of the credit facility.  As a result, WellCare is subject to potential acceleration of payments and increases in the rate of interest charged on the facility, among other remedies.  At the present time, the lenders have not exercised their rights to accelerate payment, increase the rate of interest, or exercise any other remedies.

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WCG Files 2007 Annual Report on Form 10-K

January 26, 2009

As of September 30, 2008, WellCare’s consolidated cash and cash equivalents were approximately $1,176 million, and consolidated investments were approximately $139 million.  As of that date, the Company had unregulated cash of approximately $90 million, unregulated investments of approximately $5 million, regulated cash of approximately $1,087 million, and regulated investments of approximately $133 million.  Please refer to the 2007 10-K for a description of regulated and unregulated cash and investments.

As previously disclosed, WellCare is pursuing a number of initiatives to increase the Company’s unregulated cash and investments, including the potential payment of dividends from certain of its regulated subsidiaries, as well as potential funding from public and private equity and debt markets, among other alternatives.  On December 31, 2008, three of WellCare’s regulated subsidiaries domiciled in the state of Florida declared $105.1 million in dividends to one of WellCare’s unregulated subsidiaries.  Two of the subsidiaries paid dividends to the unregulated subsidiary on December 31, 2008, and the third paid its dividend on January 2, 2009.  The proceeds of these dividends are not reflected in the Company’s unregulated cash balances as of September 30, 2008.

Based on the increase in WellCare’s cash balances as a result of, among other things, its receipt of the $105.1 million in dividends, the Company currently expects that it will be able to pay in full the outstanding term loan balance when it becomes due.  However, developments may occur prior to the maturity of the term loan that may impede the Company’s ability to pay the balance in full.  These possible developments include, but are not limited to, the timing and amount of any potential resolution of the pending investigations; costs associated with the government and Special Committee investigations; and capital contributions to certain of the Company’s regulated subsidiaries.  Please refer to the 2007 10-K for a detailed discussion of WellCare’s liquidity position.

Status of Financial Reporting
As a result of the ongoing investigations and the restatement of historical financial statements, the Company has been unable to file with the SEC its Forms 10-Q for the periods ended March 31, 2008, June 30, 2008, and September 30, 2008, as well as its amended Forms 10-Q for the periods ended March 31, 2007 and June 30, 2007.  The Company currently expects to file as soon as practicable the amended Forms 10-Q for the periods ended March 31, 2007 and June 30, 2007.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services exclusively for government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of Medicaid and Medicare plans, including health plans for families, children, and the aged, blind and disabled, and prescription drug plans.  WellCare served over 2.5 million members nationwide as of September 30, 2008.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

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WCG Files 2007 Annual Report on Form 10-K

January 26, 2009

Cautionary Statement Regarding Forward-Looking Statements
This release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Report Act of 1995.  All statements other than those that are purely historical are forward-looking statements.  Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential,” and similar expressions also identify forward-looking statements.

Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of WellCare’s control, which could cause actual results to differ materially from WellCare’s expectations.  These forward-looking statements include, but are not limited to, the Company’s belief that it will be able to repay in full the outstanding balance under its credit facility when it becomes due.  Such belief is subject to numerous factors that may impede its ability to repay in full the outstanding balance under the credit facility when it becomes due, including, among others, uncertainty regarding the timing and amount of any potential resolution with the USAO, the Civil Division, the OIG, and the State of Florida or other potential adverse developments, or if Florida regulators were to require certain of WellCare’s intercompany loan arrangements which total approximately $50 million to be terminated.

WellCare’s other forward-looking statements are subject to numerous risks, uncertainties and other factors.  In particular, these include, among others, the possibility that other areas of the investigations may directly or indirectly lead to material adverse operating restrictions, material adverse disqualifications or material adverse impacts on the Company’s previously issued financial statements.  If the investigations result in criminal or other sanctions against WellCare for health care related violations or otherwise, WellCare could be disqualified from doing business in one or more jurisdictions or participating in government programs under various statutes, regulations and contracts.  WellCare is engaged in resolution discussions regarding the matters arising from the investigations, however; the Company cannot provide any assurances regarding the likelihood, timing or terms and conditions of any potential negotiated resolutions.  Any such restrictions, disqualifications, and/or sanctions could have a material adverse effect on WellCare’s business, results of operations, financial condition, or cash flows.

Furthermore, there can be no assurance that additional issues or matters will not arise from the matters discussed in WellCare’s 2007 10-K under the heading “Legal Proceedings.”

For a discussion of a variety of risk factors that may affect the forward-looking statements in this Release, see “Item 1A — Risk Factors” in the 2007 10-K.  All forward-looking statements attributable to WellCare are expressly qualified in their entirety by the cautionary statements in this Release.

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WCG Files 2007 Annual Report on Form 10-K

January 26, 2009

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of 2007 Net Income to Adjusted Net Income

The Company reports adjusted net income on a non-GAAP basis to exclude certain income and expenses that management believes are not indicative of future business trends and operations.  As a result, management believes adjusted net income is a more useful measure for investors than net income determined under GAAP.  Following is a reconciliation of net income determined under GAAP to adjusted net income:

(after income tax dollars in thousands)	Year Ended December 31, 2007
Net income as determined under GAAP	$216,236
Adjustments:
Medical benefits payable favorable development	(57,792)
Liability for investigation-related matters	50,000
Investigation-related legal, employee retention, and other costs	13,126
Gain on settlement of dispute	(5,536)
Net income, as adjusted	$216,032

Following is a brief explanation of each of the income or expense items which are excluded from adjusted net income:

▪
Medical benefits payable favorable development:  Medical benefits expense in 2007 was impacted favorably by approximately $92.9 million before income taxes as a result of the Company’s ability to review substantially complete claims information that became available between the date of the original actuarially determined estimate and the filing date of the 2007 10-K.

▪
Liability for investigation-related matters:  Based on the status of the government and Special Committee investigations, the Company has recorded a liability of $50.0 million before and after income taxes as of December 31, 2007.

▪
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with, or consequential to, various government and Special Committee investigations in 2007 amounted to approximately $21.1 million before income taxes.

▪	Gain on settlement of dispute: In the third quarter of 2007, WellCare settled a dispute resulting in a gain of approximately $8.9 million before income taxes.

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WCG Files 2007 Annual Report on Form 10-K

January 26, 2009

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of 2007 Medical Benefits Expense
to Adjusted Medical Benefits Expense

The Company is reporting adjusted medical benefits expense for 2007 as a non-GAAP financial measure because it does not take into account the claims information that has become available as of the date of filing of the 2007 10-K.  The most directly comparable GAAP measure is medical benefits expense, which has been determined based on the substantially complete claims information that has subsequently become available as of the filing date of the 2007 10-K.  Consequently, the amounts the Company recorded in accordance with GAAP for medical benefits expense for the year 2007 are based on actual claims paid.  The difference between medical benefits expense and adjusted medical benefits expense is approximately $92.9 million, or a 1.8% decrease in the medical benefits ratio.  As a result, WellCare’s recorded amounts for medical benefits expense and medical benefits ratio for the year 2007 both include the effect of using actual claims paid.  Consequently, the Company believes that adjusted medical benefits expense for 2007, which is based on WellCare’s actuarially-determined estimate, will facilitate a better year-over-year comparison of the Company’s medical benefits expense.

(dollars in millions)	Year Ended December 31, 2007
Medical benefits expense as determined under GAAP	$4,213.4
Adjustments:
Medical benefits payable favorable development	(92.9)
Medical benefits expense, as adjusted	$4,306.3
Medical benefits ratio, as reported	79.4%
Medical benefits ratio, as adjusted	81.2%

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